Exhibit 10.1

FIFTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Fifth Amendment to Purchase and Sale Agreement (“Fifth Amendment”) is made and entered into as of July 26, 2019, by and between IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company (“Seller”), and B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company (“Buyer”).

RECITALS

A.                Seller and Buyer are parties to that certain Purchase and Sale Agreement bearing an Effective Date of December 21, 2018, and reinstated and amended by that certain Reinstatement of and First Amendment to Purchase and Sale Agreement, bearing an effective date of January 23, 2019, that certain Second Amendment to Purchase and Sale Agreement, bearing an effective date of February 19, 2019, that certain Third Amendment to Purchase and Sale Agreement, bearing an effective date of June 7, 2019 and that certain Fourth Amendment to Purchase and Sale Agreement, bearing an effective date of June 25, 2019 (collectively the “Agreement”), for the purchase and sale of certain Property, as particularly defined in the Agreement. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

B.                 Seller and Buyer desire to modify the terms of the Agreement pursuant to the terms and conditions set forth in this Fifth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree as follows:

1.                  The Recitals set forth above are true and correct and are adopted and incorporated herein by reference as if more fully set forth at length.

2.                  Section 5.3 shall be deleted from the Agreement. Any references to “Loan Assumption”, “Loan Assumption Approval”, “Loan Assumption Submission Date”, “Loan Assumption Approval Date”, “Loan Assumption Fee” and “Lender Assumption Documents” shall be deleted from the Agreement and have no further force and effect.

3.                  At Closing, Seller shall pay off its Loan in full; however, Buyer shall pay Seller at Closing an amount equal to the prepayment premium on account of prepayment made during the Yield Maintenance Period that Seller is required to pay in order to pay off the Loan.  Buyer shall also pay any costs and fees (other than principal and interest) charged by Lender in relation to the payoff of the Loan. In addition, Buyer shall also pay any costs charged by Lender in relation to the Loan Assumption approval process, including, but not limited to, any fees related to the termination of the Loan Assumption process.

4.                  The Closing Date as set forth in Section 5.1 shall be August 20, 2019. The Closing Date shall not be further extended.

5.                  Except as set forth herein, the Agreement shall remain in full force and effect and unmodified, and the Agreement, as amended hereby, is hereby ratified, confirmed and approved in all respects. In the event of a conflict between the terms and conditions of the Agreement and this Fifth Amendment, the terms and conditions of this Fifth Amendment shall prevail.

6.                  To facilitate execution, this Fifth Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. A counterpart sent by electronic mail (including a PDF by e-mail) or facsimile shall constitute the same as delivery of the original of such executed counterpart. Any signature page of a counterpart may be detached from any counterpart and attached to any other counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller and Buyer have executed this Fifth Amendment as of the date first written above.

SELLER:

IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Cathleen M. Hrtanek
Name:	Cathleen M. Hrtanek
Its:	Secretary

BUYER: B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company

By:	/s/ John D. Blanchard
Name:	John D. Blanchard
Its:	Manager

3